UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 18, 2005

LCC International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-21213	54-1807038
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7925 Jones Branch Drive, McLean, Virginia		22102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-873-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

Receivables Agreement

On July 18, 2005, LCC International, Inc. (the "Company"), LCC Wireless Design Services, L.L.C. ("LCC Wireless Design"), a wholly-owned subsidiary of the Company, and Commerce Funding Corporation ("CFC") entered into an Assignment and Transfer of Receivables Agreement (the "Agreement") pursuant to which the Company may elect to transfer certain of its accounts receivable to CFC in exchange for cash. At the same time, the Company, LCC Wireless Design and CFC entered into a Fee Agreement and each also entered into a General Continuing Guaranty Agreement (together collectively referred to as the "Financing Documents").

Under the Financing Documents, each of the Company and LCC Wireless Design may from time to time transfer to CFC in exchange for cash certain of its accounts receivable to be specified in its request. CFC has the right to determine in its sole discretion the amount of cash, if any, it is willing to advance with respect to any specified account receivable, which amount shall not exceed 80% of the face amount of the receivables presented. Any advances made by CFC under the Agreement are due and payable on demand. Under the terms of the Agreement, the aggregate amount owed to CFC by the Company and LCC Wireless Design at any time may not exceed $3,000,000. In the event any transferred account receivable remains unpaid for the earlier of 90 days from the date funds were advanced by CFC on that receivable or 120 days from the original invoice date, the Company or LCC Wireless Design, as the case may be, shall substitute an account receivable of equal or greater value for the unpaid account receivable or buy back the unpaid account receivable from CFC. Outstanding advances will bear interest at the prime rate as reported in The Wall Street Journal. CFC shall be entitled to various fees under the Financing Documents, including a monthly administrative fee of $22,500. Each of the Company and LCC Wireless Design has guaranteed to CFC the performance of the other’s obligations under the Financing Documents and has pledged to CFC its respective accounts receivables from some of its customers to secure its respective obligations under the Financing Documents.

The initial term of the Agreement is three months, with automatic term renewals for successive one-month periods unless cancelled by the Company or LCC Wireless Design thirty days prior to the last day of any term. In addition, either the Company and LCC Wireless Design or CFC may terminate the arrangement upon thirty days prior written notice and CFC may terminate the arrangement at any time following the occurrence of certain defined events of default or if the Company or LCC Wireless Design do not request any advances for a period of 90 consecutive days.

Advances made to the Company or LCC Wireless Design will be utilized for working capital purposes, including the payment of amounts owed to subcontractors under certain customer contracts where the payments from the customer have been delayed or are otherwise not yet due.

The Company is assessing other longer term financing arrangements that will allow it greater flexibility in managing its working capital requirements.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCC International, Inc.

July 22, 2005	By:	/s/ Peter A. Deliso

Name: Peter A. Deliso
Title: Interim Chief Executive Officer, Vice President, Corporate Development and Secretary